Exhibit 99.1

January, 2015

Protalex, Inc. Forward - Looking Statement Statements made in this presentation stating the Company ’ s beliefs, intentions, and expectations are forward - looking statements. The Company ’ s actual results could differ materially from those projected herein. Additional information is contained in the Company ’ s SEC filings such as our Form 10 - K and Form 10 - Qs filed at www.sec.gov. 2 Protalex, Inc .

Protalex, Inc.
(Ticker: PRTX)

Lead Product PRTX-100	Market Opportunity	Company Structure
- Highly-purified bacterial protein - Well-studied in five human studies - Demonstrated strong safety profile - Potential for multiple clinical uses	- Rheumatoid Arthritis (>$18B) - ITP (~$1B) - Other Autoimmune Diseases ($Bs)	- Experienced Management - Strong Scientific Advisors - Low-burn Model - Funded-to-date by majority shareholder

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Protalex, Inc.

Protalex, Inc. The BIG PICTURE A Huge Market with unmet needs o Today in the US, millions of individuals suffer from autoimmune diseases, like rheumatoid arthritis (RA) — the largest autoimmune market, and Immune Thrombocytopenia (ITP) — bruising and bleeding that does not easily heal. ITP is an orphan disease. o Collectively these individuals spend $23 billion on drugs o Three drugs – Humira, Enbrel and Remicade account for $18 billion in sales. o The cost to treat an RA patient is about $25,000 per year. 4

The M ost I mportant Unmet Need is SAFETY o Humira, Enbrel and Remicade are TNF - inhibitors o All three drugs suppress the immune system, and that has a major impact on those who take them. o The FDA requires them to carry a Black Box Warning for such problems as: o Congestive Heart Failure, Blood Poisoning(Sepsis), Brain Disease(PML), Liver Damage, Leukemia, Lymphoma, Malignances, Serious Infections, reactivation of Hepatitis B and Death. 5 Protalex, Inc .

Protalex, Inc. FDA Black Box Warnings A Safer RA drug is needed o Each major RA drug has over 12 different types of Serious Adverse Events o In five human clinical studies, PRTX - 100 has not had one drug related Serious Adverse Event - a Black Box Event. o To date, PRTX - 100 has shown a superior safety profile to leading RA drugs . 6 0 2 4 6 8 10 12 14 16 18 HUMIRA ENBREL REMICADE PRTX Types of Serious Adverse Events

Efficacy of RA Drugs 50% 50% 39% 0% 10% 20% 30% 40% 50% 60% Day 85 Day 113 Day 102 PRTX Enbrel MTX ACR50 Scores 0% 10% 20% 30% 40% 50% 60% 7 DAS28 < 3.2 Protalex, Inc .

Protalex, Inc. Durability of Treatment Number of Treatments per Year 0 20 40 60 80 100 120 8 Number of Treatments per Year

What Drug Should be Used ? The Answer is not Easy  To the left is EULAR’s summary of a 20 page recommendation for the treatment path of RA  An RA drug would become the first choice to use - -  If it was a safer treatment than the current drugs or  If a Responder Screening Test for the drug existed. 9 It is not important to be able to read the chart only to note its complexity Protalex, Inc .

Competitive Advantages of PRTX - 100 to Current Biologicals  No FDA Black Box - Does not suppress the immune system  Attractive safety profile allows for potential use in combination with other therapies  Potentially applicable across a broad range of autoimmune diseases  Considerably lower cost production  Strong Intellectual Property Rights 10 Protalex, Inc.

Protalex, Inc. Immune Thrombocytopenia (ITP) A Rare and Serious Disorder  An Orphan Disease in the US and Europe  Abnormally low platelet count in the blood  Daily or Weekly treatment for life  Annual cost of treatment is about $60,000  Promacta® & Nplate® only globally approved treatments ($1B)  Preclinical data indicates that PRTX - 100 may be an effective treatment  Planning a Phase 1/2 trial in early 2015 11

Protalex Milestones

✓	2Q13	Safety data from first three cohorts of PRTX-100-104
✓	3Q13	Initiation of Cohort 5 extension study, to investigate monthly maintenance doses
✓	2Q14	Top-line results of PRTX-100-104 trial
✓	4Q14	Filing IND for PRTX-100 in ITP
❑	1Q15	Top-line results from Cohort 5 extension study
❑	1Q15	Submit end of study report from PRTX-100-104 trial
❑	1Q15	Initiation PRTX-100-105 continuation study
❑	1H15	First dose in Phase 1/2 study of PRTX-100 in ITP

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Protalex, Inc.

PRTX - 100 Development Plans 13 2012 2013 2014 2015 2016 2017 PRTX - 100 Rheumatoid Arthritis PRTX - 100 Immune Thrombocytopenia Phase 1 So. Africa PRTX - 100 - 103 Phase 1 in USA PRTX - 100 - 104 Phase 2 Phase 3 Explore Partnership Preclinical Phase 1/2 Phase 3 Protalex, Inc. 105 Continuation Study

Protalex, Inc. Protalex Key Team Members  Arnold P Kling – President, Director; Principal of Niobe Ventures, LLC, experienced investor in and manager of early stage technology companies  James W Dowe III – Vice - Chair of SAB; active investor in biotechnology, computer software and investment management companies  William E. Gannon, MD – Chief Medical Officer; more than 20 years experience in clinical development and regulatory affairs at Quintiles, PPD, and other companies  Bruce McClain, MD – Medical Director; more than 20 years experience in clinical development and product safety; senior roles at Aeras Global and MedImmune  Richard Francovitch, Ph.D . -- VP of ITP Programs; 27 years pharma experience, former Head of Hematology Franchise and Global Commercial Leader for Promacta at GSK  Benjamin R Bowen, Ph.D . – Senior Advisor; background in pharma and biotech R&D at Genentech, Ciba - Geigy, and Novartis; ten years in investment banking  Michelle Catalina, Ph.D . – Director of Preclinical Studies; academic research background in immunology, former instructor at U Mass Medical Center 14

Patents and Intellectual Property

- Patents (five issued in US and two in Japan)
  - Initial US patent 7,211,258, "Protein A compositions and methods of use" filed 2002 and issued 2007 for RA, juvenile RA, and systemic lupus erythematosus
  - Continuation patents expanding use were issued for:
    - ITP or autoimmune TP in 2008
    - Acute inflammatory response or inflammation in 2012
    - Psoriasis and scleroderma in 2012
    - Multiple Sclerosis in 2013
  - October 2010 Japanese patent issued with 2023 expiration date for RA, SLE and ITP
    - April 2014 2nd Japanese patent issued for psoriasis, scleroderma, Crohn's Disease
  - Additional patent applications pending in Europe, Canada, Japan, and US
- Other Intellectual Property
  - Considerable know-how in the manufacture is a trade secret

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Protalex, Inc.

Protalex, Inc. Protalex Investment Thesis Summary  PRTX - 100 – potentially a blockbuster drug ▪ Potential treatment of diseases in both large and small markets (RA, ITP) ▪ Potentially efficacy in a number of orphan diseases ▪ Considerable cost of goods advantage over competitive drugs ▪ To date, a superior safety profile in five human clinical studies  Market Opportunity ▪ RA = $18 Billion annual market size ▪ ITP = $1 B market ▪ Future expansion into other disease areas  Company Structure ▪ Experienced Management and Advisory Teams with “skin in the game” ▪ Committed support from expert Scientific Advisory Board ▪ Established and growing IP position and trade secrets 16

January, 2015